EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jeff Young		Noelle Faris
Media Relations		Investor Relations
Akamai Technologies	--or--	Akamai Technologies
617-444-3913		617-444-4676
jyoung@akamai.com		nfaris@akamai.com

AKAMAI REPORTS SECOND QUARTER 2008 FINANCIAL RESULTS

•	Revenue grew to $194.0 million, up 27 percent year-over-year

•	GAAP net income was $34.3 million, or $0.19 per diluted share, up 59 percent year-over-year

•	Normalized net income* was $76.5 million, or $0.41 per diluted share, up 38 percent year-over-year

CAMBRIDGE, Mass. – July 30, 2008 – Akamai Technologies, Inc. (NASDAQ: AKAM), the leader in powering rich media, dynamic transactions and enterprise applications online, today reported financial results for the second quarter ended June 30, 2008. Revenue for the second quarter 2008 was $194.0 million, a 27 percent increase over second quarter 2007 revenue of $152.7 million, and a four percent increase over first quarter 2008 revenue of $187.0 million.

Net income in accordance with United States Generally Accepted Accounting Principles, or GAAP, for the second quarter of 2008 was $34.3 million, or $0.19 per diluted share.

The Company generated normalized net income* of $76.5 million, or $0.41 per normalized diluted share*, in the second quarter of 2008, a 38 percent improvement over 2007 second quarter normalized earnings of $55.4 million, or $0.30 per diluted share, which was roughly consistent with the first quarter 2008 normalized net income of $75.6 million, or $0.41 per diluted share. (*See Use of Non-GAAP Financial Measures below for definitions.)

“We delivered solid results in a challenging environment,” said Paul Sagan, president and CEO of Akamai. “We continued to benefit from the diversity of our enterprise-class customer base and increasingly broad portfolio of value-added solutions that have gained significant acceptance in the marketplace.”

Adjusted EBITDA* for the second quarter of 2008 was $92.7 million, a 41 percent increase over second quarter 2007 adjusted EBITDA of $65.6 million, and a six percent increase over first quarter 2008 adjusted EBITDA of $87.2 million. Adjusted EBITDA margin* for the second quarter was 48 percent, a five point improvement over the second quarter of last year. (*See Use of Non-GAAP Financial Measures below for definitions.)

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Cash from operations was $69.8 million in the second quarter of 2008. Year to date cash from operations was $157.8 million, up 78 percent over the first half of 2007 cash from operations of $88.6 million. At the end of the second quarter of 2008, the Company had approximately $745 million in cash, cash equivalents and marketable securities.

The Company had approximately 168.9 million shares of common stock outstanding as of June 30, 2008.

Customers

The number of customers under long-term services contracts at the end of the second quarter increased by 53 to a record 2,725.

Sales through resellers and sales outside the United States accounted for 16 percent and 26 percent, respectively, of revenue for the second quarter 2008.

Quarterly Conference Call

Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-866-831-6234 (or 1-617-213-8854 for international calls) and using passcode No. 88451641. A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-888-286-8010 (or 1-617-801-6888 for international calls) and using passcode No. 93394260.

The Akamai Difference

Akamai® provides market-leading managed services for powering rich media, dynamic transactions, and enterprise applications online. Having pioneered the content delivery market one decade ago, Akamai’s services have been adopted by the world’s most recognized brands across diverse industries. The alternative to centralized Web infrastructure, Akamai’s global network of tens of thousands of distributed servers provides the scale, reliability, insight and performance for businesses to succeed online. An S&P 500 and NASDAQ 100 company, Akamai has transformed the Internet into a more viable place to inform, entertain, interact, and collaborate. To experience The Akamai Difference, visit www.akamai.com.

Financial Statements

Condensed Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	June 30, 2008	December 31, 2007
Assets
Cash and cash equivalents	$165,417	$145,078
Marketable securities	122,820	400,580
Restricted marketable securities	3,460	511
Accounts receivable, net	125,765	118,944
Prepaid expenses and other current assets	36,755	29,929

Current assets	454,217	695,042
Marketable securities	453,792	84,237
Restricted marketable securities	153	3,102
Property and equipment, net	158,067	134,546
Goodwill and other intangible assets, net	442,064	449,137
Other assets	5,503	4,520
Deferred tax assets, net	241,621	285,463

Total assets	$1,755,417	$1,656,047

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$67,286	$74,773
Other current liabilities	14,056	13,602

Current liabilities	81,342	88,375
Other liabilities	11,623	9,265
Convertible notes	199,855	199,855

Total liabilities	292,820	297,495
Stockholders’ equity	1,462,597	1,358,552

Total liabilities and stockholders’ equity	$1,755,417	$1,656,047

Condensed Consolidated Statements of Operations

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2008	March 31, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Revenues	$194,004	$187,019	$152,654	$381,023	$291,928

Costs and operating expenses:
Cost of revenues * †	53,688	51,575	39,759	105,263	74,239
Research and development *	9,519	9,304	11,663	18,823	22,267
Sales and marketing *	41,188	35,944	37,739	77,132	74,488
General and administrative * †	33,803	33,266	29,779	67,069	57,257
Amortization of other intangible assets	3,491	3,590	2,932	7,081	5,744
Restructuring benefit	—	—	(178)	—	(178)

Total costs and operating expenses	141,689	133,679	121,694	275,368	233,817

Operating income	52,315	53,340	30,960	105,655	58,111

Interest income, net	(4,780)	(7,331)	(5,243)	(12,111)	(9,975)
Loss on early extinguishment of debt	—	—	—	—	1
Gain on investments, net	(64)	(208)	—	(272)	—
Other expense (income), net	970	(476)	572	494	776

Income before provision for income taxes	56,189	61,355	35,631	117,544	67,309
Provision for income taxes	21,855	24,444	13,985	46,299	26,484

Net income	$34,334	$36,911	$21,646	$71,245	$40,825

Net income per share:
Basic	$0.21	$0.22	$0.13	$0.43	$0.25
Diluted	$0.19	$0.20	$0.12	$0.38	$0.23

Shares used in per share calculations:
Basic	167,417	165,959	164,798	166,688	163,184
Diluted	187,641	185,744	185,601	187,493	184,648

*	Includes stock-related compensation (see supplemental table for figures)
†	Includes depreciation and amortization (see supplemental table for figures)

	Three Months Ended			Six Months Ended
	June 30, 2008	March 31, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Supplemental financial data (in thousands):

Stock-related compensation:
Cost of revenues	$599	$566	$847	$1,165	$1,586
Research and development	2,662	2,448	3,944	5,110	7,920
Sales and marketing	7,104	4,949	6,471	12,053	13,298
General and administrative	6,632	3,288	5,946	9,920	11,234

Total stock-related compensation	$16,997	$11,251	$17,208	$28,248	$34,038

Depreciation and amortization:
Network-related depreciation	$16,719	$15,399	$12,277	$32,118	$22,455
Capitalized stock-related compensation amortization	1,014	861	401	1,875	589
Other depreciation and amortization	2,187	2,797	1,967	4,984	3,638
Amortization of other intangible assets	3,491	3,590	2,932	7,081	5,744

Total depreciation and amortization	$23,411	$22,647	$17,577	$46,058	$32,426

Capital expenditures:
Purchases of property and equipment	$24,032	$21,911	$25,579	$45,943	$53,121
Capitalized internal-use software	6,278	6,301	4,113	12,579	8,114
Capitalized stock-related compensation	1,920	1,671	1,427	3,591	2,811

Total capital expenditures	$32,230	$29,883	$31,119	$62,113	$64,046

Net increase in cash, cash equivalents, marketable securities and restricted marketable securities	$58,548	$53,586	$23,895	$112,134	$69,472

End of period statistics:
Number of customers under recurring contract	2,725	2,672	2,555
Number of employees	1,471	1,394	1,261
Number of deployed servers	36,148	34,551	27,322

Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2008	March 31, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Cash flows from operating activities:
Net income	$34,334	$36,911	$21,646	$71,245	$40,825
Adjustments to reconcile net income to net cash provided by operating activities, net of acquisitions:
Depreciation and amortization of intangible assets and deferred financing costs	23,621	22,857	17,788	46,478	32,847
Stock-related compensation	16,997	11,251	17,208	28,248	34,038
Provision for deferred tax assets, net	20,735	23,217	13,437	43,952	25,138
Excess tax benefits from stock-related compensation	(7,005)	(3,277)	(4,618)	(10,282)	(15,973)

(Gains) losses on investments, property and equipment and foreign currency, net	(32)	(271)	14	(303)	40
Provision for doubtful accounts	383	353	594	736	1,109
Non-cash portion of loss on early extinguishment of debt	—	—	—	—	1
Non-cash portion of restructuring benefit	—	—	(178)	—	(178)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(3,636)	(2,072)	(12,156)	(5,708)	(11,497)
Prepaid expenses and other current assets	(6,684)	(2,131)	(307)	(8,815)	(5,433)
Accounts payable, accrued expenses and other current liabilities	(7,179)	(928)	(15,797)	(8,107)	(15,103)
Accrued restructuring	(379)	(164)	(818)	(543)	(1,496)
Deferred revenue	(1,423)	2,522	(1,003)	1,099	3,114
Other noncurrent assets and liabilities	62	(259)	(35)	(197)	1,216

Net cash provided by operating activities	69,794	88,009	35,775	157,803	88,648

Cash flows from investing activities:
Cash of acquired business	—	—	2,440	—	7,875
Purchases of property and equipment and capitalization of internal-use software costs	(30,310)	(28,212)	(29,692)	(58,522)	(61,235)
Proceeds from sales and maturities of investments	95,349	154,466	104,414	249,815	156,083
Purchases of investments	(198,277)	(160,182)	(152,831)	(358,459)	(206,110)
Proceeds from sale of property and equipment	7	67	—	74	—

Net cash used in investing activities	(133,231)	(33,861)	(75,669)	(167,092)	(103,387)

Cash flows from financing activities:
Proceeds from the issuance of common stock under stock option and employee stock purchase plans	13,623	4,509	11,059	18,132	17,751
Excess tax benefits from stock-related compensation	7,005	3,277	4,618	10,282	15,973
Payments on capital leases	—	—	(23)	—	(23)

Net cash provided by financing activities	20,628	7,786	15,654	28,414	33,701

Effects of exchange rate translation on cash and cash equivalents	(269)	1,483	157	1,214	605

Net (decrease) increase in cash and cash equivalents	(43,078)	63,417	(24,083)	20,339	19,567
Cash and cash equivalents, beginning of period	208,495	145,078	124,245	145,078	80,595

Cash and cash equivalents, end of period	$165,417	$208,495	$100,162	$165,417	$100,162

* Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai has historically provided additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Recent legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. We believe that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures are also used by management in its financial and operational decision-making. There are limitations associated with reliance on these non-GAAP financial metrics because they are specific to our operations and financial performance, which makes comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.

Akamai defines “Adjusted EBITDA” as net income, before interest, taxes, depreciation and amortization of tangible and intangible assets, stock-related compensation expense, amortization of capitalized stock-related compensation, restructuring charges and benefits, certain gains and losses on investments, foreign exchange gains and losses, loss on early extinguishment of debt, utilization of tax NOLs/credits and release of the deferred tax asset valuation allowance. Akamai considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a good measure of the Company’s historical operating trend.

Adjusted EBITDA eliminates items that are either not part of the Company’s core operations, such as investment gains and losses, foreign exchange gains and losses, early debt extinguishment and net interest expense, or do not require a cash outlay, such as stock-related compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historic cost incurred to build out the Company’s deployed network, and may not be indicative of current or future capital expenditures.

Akamai defines “Adjusted EBITDA margin” as a percentage of Adjusted EBITDA as a percentage of revenues. Akamai considers Adjusted EBITDA margin to be an indicator of the Company’s operating trend and performance of its business in relation to its revenue growth.

Akamai defines “capital expenditures” or “capex” as purchases of property and equipment, capitalization of internal-use software development costs and capitalization of stock-related compensation. Capital expenditures or capex are disclosed in Akamai’s condensed consolidated Statement of Cash Flows in the company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Akamai defines “normalized net income” as net income before amortization of other intangible assets, stock-related compensation expense, amortization of capitalized stock-related compensation, restructuring charges and benefits, certain gains and losses on investments, loss on early extinguishment of debt, utilization of tax NOLs/credits and release of the deferred tax asset valuation allowance. Akamai considers normalized net income to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash.

Akamai defines “diluted shares used in normalized net income per share calculation” as diluted common shares outstanding used in GAAP net income per share calculation, excluding the effect of FAS 123R under the treasury stock method. Akamai considers normalized net income to be another important indicator of overall performance of the Company because it eliminates the effect of a non-cash item.

Adjusted EBITDA and normalized net income should be considered in addition to, not as a substitute for, the Company’s operating income and net income, as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

Reconciliation of GAAP net income to Normalized net income

and Adjusted EBITDA

(amounts in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2008	March 31, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Net income	$34,334	$36,911	$21,646	$71,245	$40,825

Amortization of intangible assets	3,491	3,590	2,932	7,081	5,744
Stock-related compensation	16,997	11,251	17,208	28,248	34,038
Amortization of capitalized stock-related compensation	1,014	861	401	1,875	589
Gain on investments, net	(64)	(208)	—	(272)	—
Utilization of tax NOLs/credits	20,735	23,217	13,437	43,952	25,138
Loss on early extinguishment of debt	—	—	—	—	1
Restructuring benefit	—	—	(178)	—	(178)

Total normalized net income:	76,507	75,622	55,446	152,129	106,157

Interest income, net	(4,780)	(7,331)	(5,243)	(12,111)	(9,975)
Provision for income taxes	1,120	1,227	548	2,347	1,346
Depreciation and amortization	18,906	18,196	14,244	37,102	26,093
Other expense (income), net	970	(476)	572	494	776

Total Adjusted EBITDA:	$92,723	$87,238	$65,567	$179,961	$124,397

Normalized net income per share:
Basic	$0.46	$0.46	$0.34	$0.91	$0.65
Diluted	$0.41	$0.41	$0.30	$0.81	$0.58

Shares used in normalized per share calculations:
Basic	167,417	165,959	164,798	166,688	163,184
Diluted	188,970	186,826	187,432	188,835	186,320

Akamai Statement Under the Private Securities Litigation Reform Act

This release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements concerning the expected growth and development of our business and expectations with respect to revenue. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, failure to maintain the prices we charge for our services, deteriorating macro-economic conditions, failure to increase our revenue and keep our expenses consistent with revenues, the effects of any attempts to intentionally disrupt our services or network by unauthorized users or others, failure to have available sufficient transmission capacity, a failure of Akamai’s services or network infrastructure, inability to realize the benefits of our net operating loss carryforward, delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities, and other factors that are discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.

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